UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2007

ALTUS EXPLORATIONS, INC.

(Exact name of registrant as specified in its charter)

001-31444

(Commission File Number)

Nevada

98-0361119

(State or other jurisdiction

(IRS Employer

of incorporation or organization)

Identification No.)

2482 Edgemont Blvd., North Vancouver, British Columbia V7R 2M8

(Address of principal executive offices) (Zip Code)

 (778) 883-9951

Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

 - Changes in Registrant’s Certifying Accountant.

Altus Explorations, Inc.’s (the “Registrant”) independent auditor, Malone & Bailey, PC (“Malone  & Bailey”) has been dismissed.  Malone & Bailey conducted the audit of the Registrant’s balance sheets as of December 31, 2006 and 2005, and the statements of operations, stockholders’ equity and cash flows for each of the two years then ended.  In Malone & Bailey’s report dated April 2, 2007, there were no adverse opinions or disclaimers of the opinion, or qualification or modification as to uncertainty, audit scope, or accounting principals, with the exception of a statement regarding the uncertainty of the Registrant’s ability to continue as a going concern.

During the Registrant’s two most recent fiscal years ended December 31, 2006 and the subsequent interim period through the dismissal date, there were no disagreements with Malone & Bailey on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to Bailey & Malone’s satisfaction would have caused Malone & Bailey to make reference to the subject matter of the disagreements in connection with Bailey & Malone’s report. We have requested Malone & Bailey to furnish a letter addressed to the Commission stating whether they agree with the above statements.  A copy of the letter will be filed as exhibit 16.1 to an amended Form 8-K.

On May 10, 2007 the Board of Directors of the Registrant approved the engagement of Dale Matheson Carr-Hilton LaBonte LLP (“DMCL”) as the Registrant’s principal accountant.  Neither the Registrant nor anyone on the Registrant’s behalf consulted with DMCL regarding either the application of accounting principals to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, nor has DMCL provided to the Registrant a written report or oral advice that was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing, or factual reporting issue, or any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(iv) and (v) respectively, of Regulation S-B with DMCL.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Effective May 9, 2007, David Whyte was appointed as a director and President of the Registrant, Greg Thomson and Dion Burkard resigned as directors of the Registrant, and Greg Thompson and Yazmin Leyva resigned as officers of the Registrant.

David Whyte – Mr. Whyte is a business development and marketing entrepreneur with over twenty years experience in various areas ranging from property development, commercial development of technologies and services.  Mr. Whyte for the last five years has owned and operated a property development company Method Homeworks that developed residential properties in Vancouver.  Prior to that Mr. Whyte founded and ran several technology companies; Sentec Network Solutions an offshore software development company based out of Vancouver, BC and Hong Kong, Speedcliam.com a firm that developed software that processed insurance claims for the Auto Glass Industry based out of Vancouver, BC.

Item 9.01 - Exhibits

The following exhibit is included as part of this report:

16.1    Malone & Bailey, PC  (to be filed by amendment)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altus Explorations, Inc.
Date	May 16, 2007	(Registrant)
/s/ David Whyte
David Whyte, President